Exhibit 10(c)
GENERAL MOTORS 2002 STOCK INCENTIVE PLAN
As Amended February 5, 2007
     1. The purposes of the General Motors 2002 Stock Incentive Plan (this “Plan”) are to provide incentive for the creation of stockholder value and provide employees with the opportunity for long-term capital accumulation through the grant of options and restricted stock units to acquire shares of Common Stock, $1 2/3 par value (“Common Stock”) of General Motors Corporation (the “Corporation”). Subject to such additional limitations or restrictions as may be imposed as provided below, the term “employees” shall mean persons (a) who are employed by the Corporation or any “subsidiary” (as such term is defined below), including employees who are also directors of the Corporation or any such subsidiary, or (b) who accept (or previously have accepted) employment, at the request of the Corporation, with any entity not described in (a) above but in which the Corporation has, directly or indirectly, a substantial ownership interest. For purposes of this Plan, the term “subsidiary” means (i) a corporation of which capital stock having ordinary voting power to elect a majority of the board of directors of such corporation is owned, directly or indirectly, by the Corporation or (ii) any unincorporated entity in respect of which the Corporation can exercise, directly or indirectly, comparable control. The rights reserved herein shall, among other things, permit the Executive Compensation Committee of the General Motors Board of Directors (the “Committee”), as from time to time constituted pursuant to the by-laws of the Corporation, to determine when, and to what extent, individuals otherwise eligible for consideration shall become or cease to be, as the case may be, employees for purposes of this Plan and to determine when, and under what circumstances, any individual shall be considered to have terminated employment for purposes of this Plan. To the extent determined by the Committee, the term employees shall be deemed to include former employees and any beneficiaries thereof.
     2. Subject to the provisions of paragraph 10, the aggregate number of shares of stock with respect to which options and restricted stock units may be granted under this Plan shall not exceed 27,400,000 shares of Common Stock; provided, however, subject to the provisions of paragraph 10, the maximum number of shares of stock which may be granted in the form of restricted stock units under this Plan shall not exceed 1,000,000 shares of Common Stock. Subject to the provisions of paragraph 10, no individual may be granted options in any calendar year covering more than 1,000,000 shares of Common Stock, and no individual may be granted restricted stock units in any calendar year covering more than 250,000 shares of Common Stock. If, prior to June 1, 2007, all or any portion of an option granted under this Plan or the 1997 Plan shall have expired or terminated for any reason without having been exercised in full or all or any portion of a restricted stock unit shall have failed to vest, the corresponding unpurchased or undelivered shares shall (unless this Plan shall have been terminated) again become available for grant under the terms of this Plan. In the event that any option granted hereunder or under the 1997 Plan is exercised through the delivery of shares or in the event that withholding tax liabilities arising from any award are satisfied by the withholding of shares by the Corporation, the number of shares available for awards under the Plan shall be increased by the number of shares so surrendered or withheld.

     3. The Committee may, at such time or times as it may determine prior to June 1, 2007, establish for any calendar year a maximum number of shares, consistent with the provisions of paragraph 2, to be awarded as stock options and restricted stock units for such year. To the extent authorized by the Committee, the Chief Executive Officer may grant options and restricted stock units, within the maximum number of shares established by the Committee, to employees selected by him or her, except that no such grant may be made by the Chief Executive Officer to employees who are executive officers of the Corporation or members of the Board of Directors. The Committee shall make all grants of stock options and restricted stock units to employees who are executive officers of the Corporation. Determinations as to whether the options granted shall be “incentive stock options” within the meaning of Section 422, or any successor provision, of the Internal Revenue Code of 1986, as amended (the “Code”), or non-qualified options, and as to any restrictions which shall be placed on options and restricted stock units, shall be made by the Committee under such procedures as it may, from time to time, determine.
     4. Except as provided in paragraph 9, the purchase price of the shares of stock under each option shall be not less than 100% of the fair market value (but in no event less than the par value) of such stock at the time the option is granted, such fair market value to be determined based on the mean of the highest and lowest sales prices as reported for such class of stock in The Wall Street Journal, or if such prices are not reported in The Wall Street Journal, in another reliable, widely available source of such prices as designated by the Committee for the date of grant. In accordance with such rules and procedures as the Committee may establish, the aggregate fair market value (determined as of the time of option grant) of the stock with respect to which incentive stock options granted and held by an employee which are exercisable for the first time by such employee during any calendar year under this Plan and all other plans of the Corporation (and any subsidiary or any parent corporation within the meaning of Section 424 of the Code, or any successor provision), shall not exceed $100,000 (except that such amount may be adjusted by the Committee as appropriate to reflect any amendment of Section 422 of the Code). The terms of any incentive stock option granted hereunder shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.
     5. Options granted under this Plan shall be subject to the following provisions, except as otherwise determined by the Committee:
     5(a). Vesting and Exercise. Except in the case of death or except as set forth in paragraph 5(d)(ii) or Paragraph 14, no option shall vest or become exercisable prior to the first anniversary date of the date of the option grant (or such later date as may be established by the Committee or its delegate(s)); and after such date options shall be exercisable only in accordance with the terms and conditions established at the time of grant. Beginning on the first anniversary date of the option grant, stock options will become exercisable in one-third increments. Subject to paragraph 5(d), the first increment may be exercised on or after the first anniversary date and the second and third increments may be exercised on or after the second and third anniversaries of the date of grant. As a condition to the exercise of any option, an employee may be required, among other things, to enter into such agreements as are considered by the Committee to be appropriate and in the best interests of the Corporation.

     5(b). Term of the Option. The normal expiration date of the option shall be determined at the time of grant, provided that each such option shall expire not more than ten years and two days after the date the option was granted or, in the case of an “incentive stock option,” ten years after the date such option was granted.
     5(c).Conditions Precedent. Except for options that vest pursuant to paragraph 14, the exercise of any option shall be subject to satisfaction of the following conditions precedent: (i) that the employee refrain from engaging in any activity which, in the opinion of the Committee, is competitive with any activity of the Corporation or any subsidiary, except that employment at the request of the Corporation or with the specific approval of the Corporation, shall not be considered to be an activity which is competitive with any activity of the Corporation or any subsidiary; (ii) that the employee refrain from otherwise acting in any manner inimical or in any way contrary to the best interests of the Corporation; and (iii) that the employee furnish to the Corporation such information with respect to the satisfaction of the foregoing conditions precedent as the Committee shall reasonably request. In addition, by accepting the grant of an option, the employee will thereby agree to remain in the employment of the Corporation for a period of one year after the date of exercise of any such option, unless such employment is terminated by death or retirement.
     5(d). Termination of Employment. Notwithstanding the following provisions, the Committee may at any time prior to any termination of employment under circumstances covered by this clause, determine that options shall vest or terminate on the date of notice of termination of employment, or such later date as it may deem appropriate. In addition, the Committee may from time to time determine in its discretion that optionees retiring from the organization during specified time periods under specified circumstances may vest and retain some portion of those options granted in the year the retirement occurs.
(i)	If an employee is terminated for cause or quits employment without the prior written consent of the Corporation, all options (both vested and unvested) shall be forfeited and terminate on the date of termination of employment or, if earlier, the date cause exists.

(ii)	(A) This sub-paragraph (ii)(A) shall apply to options granted prior to February 5, 2007. If an employee retires from the Corporation at age 62 or older with ten or more years of credited service, subject to the other terms and conditions of the Plan, all vested options granted prior to February 5, 2007 will remain exercisable for the full remaining term.
(B) This sub-paragraph (ii)(B) shall apply to options granted on or after February 5, 2007. If an employee retires from the Corporation at age 55 or older with ten or more years of credited service, subject to the other terms and conditions of the Plan, all options granted on or after February 5, 2007 will vest immediately and will remain exercisable until the expiration date of such option, including options granted within the prior 12 months, provided that such employee shall have remained employed until December 31 of the year of grant.
(iii)	If employment is terminated by reason of death, all options shall immediately vest and remain exercisable until the third anniversary of the date of death or, if earlier, the expiration date of such option.

(iv)	If an employee becomes disabled, unvested options will continue to vest while the employee remains on the disability leave and, subject to the other terms and conditions of the Plan, vested options will remain exercisable for the full remaining term.

(v)	If employment terminates for any reason other than as set forth above (including, for the avoidance of doubt, retirement not meeting the conditions set forth in paragraph 5(d)(ii) or the voluntary termination of the employee with the specific written agreement of the Corporation that options do not terminate on or prior to the termination of employment), subject to the other terms and conditions of the Plan, all vested options will remain exercisable until the third anniversary of the date of termination of employment or, if earlier, the expiration date of such option.

(vi)	If employment terminates for any reason (other than death) prior to the first anniversary of the date an option is granted, except as provided in paragraph 5(d)(ii)(B) the option shall be forfeited and terminate on the date of termination of employment.
     5(e). Forfeiture of Gains on Exercise. If the employee terminates employment in breach of the covenants and conditions precedent set forth in Section 5(c) within one year after the date of exercise of any stock option, the employee shall pay to the Corporation an amount equal to any gain from such exercise, determined by multiplying the difference between the mean of the highest and lowest market price as reported in The Wall Street Journal, or if such prices are not reported in The Wall Street Journal, in another reliable, widely available source of such prices as designated by the Committee for the date of the option exercise and the exercise price of the option (without regard to any subsequent market price decrease or increase) by the number of option shares exercised. Any such option gain realized by the employee from exercising an option shall be paid by the employee to the Corporation within thirty days of the employment termination date. By accepting an option grant under this Plan, the employee consents, to the extent permitted by law, to a deduction of an amount equal to such option gain from any amounts the Corporation owes the employee, including, but not limited to, amounts owed as wages or other compensation, fringe benefits, or vacation pay.
     5(f). Leave of Absence. For purposes of this Plan, a qualifying leave of absence shall not constitute a termination of employment, except that an option shall not be exercisable during a leave of absence granted an employee for local, state, provincial, or federal government service.
     5(g). Payment of Exercise Price; Withholding Taxes. All shares purchased upon exercise of any option shall be paid for in full at the time of purchase. Such payment shall be made (i) in cash, (ii) through delivery of shares (provided that the shares, other than shares purchased on the open market, must be held for at least six months) of the same class of stock as the option shares, or (iii) a combination of cash and stock. Any shares delivered pursuant to subsection (ii) or (iii) of the preceding sentence shall be valued at their fair market value based on the mean of the highest and lowest sales prices as reported in The Wall Street Journal, or if such prices are not reported in The Wall Street Journal, in another reliable, widely available source of such prices as designated by the Committee for the date of exercise of the option. If payment of federal, state, and/or local withholding taxes is required in connection with the exercise of an option, the optionee will, at the time of exercise, pay such taxes in cash or stock (including shares obtained from the exercise and delivery of option shares up to the statutory minimum required withholding amount). To the extent authorized by the Committee, any exercise of an option granted under this Plan may be made in accordance with any cashless exercise program approved by the Committee.
     5(h). Dividends. No holder of any option shall have any rights to dividends or other rights of a stockholder with respect to shares subject to the option prior to purchase of such shares upon exercise of the option.
     5(i). Transferability. With the exception of transfer by will or the laws of descent and distribution, or as otherwise provided in paragraph 7, no option shall be assignable or transferable, and an option shall be exercisable during the life of an employee only by such employee.
     6. Restricted stock units (sometimes referred to herein as “RSUs” or “Units”) granted under this Plan shall be subject to the following provisions:
     6(a). Subject to adjustments contemplated under paragraph 10 of this Plan, (i) a Unit granted hereunder shall relate to one share of Common Stock (a “Corresponding Share”), as the Committee shall determine, and (ii) the value of a Unit at any time shall be the fair market value of the Corresponding Share, determined in accordance with procedures established by the Committee.
     6(b). Subject to the terms of this Plan, the Committee shall determine the number of Units to be granted to an employee and the terms and conditions applicable to the grant (a “Unit Grant”) of such Units. Subject to the terms of this Plan, the Committee may impose different terms and conditions on any particular Unit Grant made to any particular employee.
     6(c). Subject to the satisfaction of the conditions precedent set forth under paragraph 6(d) below and such additional conditions as may be imposed by the Committee, each Unit Grant shall vest at the time or times determined by the Committee, provided that the Committee, in making such determination, shall establish the vesting increments (including their number, amounts, and timing) so as to carry out the purposes of this Plan. Within the limitations specified in the preceding sentence, the Committee may, in its sole discretion, modify vesting provisions with respect to the unvested portion of any Unit Grant if, in the judgment of the Committee, circumstances outside the control of the Corporation have so changed as to make such modifications necessary or advisable in order to preserve the reward and incentive purposes of this Plan. As a condition to the vesting of all or any portion of a Unit Grant, the Committee may, among other things, require an employee to enter into such agreements as the Committee considers appropriate and in the best interests of the Corporation. In addition, the Committee may establish performance vesting criteria with respect to all or any portion of a Unit Grant which relate to and are contingent upon the satisfaction of specific goals established by the Committee at the time of the Unit Grant. Such goals may be based upon or relate to one or more of the following business criteria: asset turnover, cash flow, contribution margin, cost objectives, cost reduction, earnings per share, economic value added, increase in customer base, inventory turnover, market price appreciation of one or more of the Corporation’s common stocks, market share, net income, net income margin, operating profit margin, pre-tax income, productivity, profit margin, quality, return on assets, return on net assets, return on capital, return on equity, revenue, revenue growth, and/or total shareholder return. The business criteria may be expressed in absolute terms or relative to the performance of other companies or to an index. With respect to any Unit Grant which is subject to performance vesting, the Committee shall establish for each such award performance levels related to the enterprise (as defined below) at which 100% of the award shall be earned and a range (which need not be the same for all awards) within which greater and lesser percentages shall be earned. The term “enterprise” shall mean the Corporation and/or any unit or portion thereof, and any entities in which the Corporation has, directly or indirectly, a substantial ownership interest.
     6(d). (i) Except for Unit Grants that vest pursuant to paragraph 14 of this Plan, the vesting of each Unit Grant shall be subject to the satisfaction of the conditions precedent that: (A) the employee continue to render services as an employee (unless waived by the Committee), (B) the employee refrain from engaging in any activity which, in the opinion of the Committee, is competitive with any activity of the Corporation or any subsidiary (except that employment at the request of the Corporation with an entity in which the Corporation has, directly or indirectly, a substantial ownership interest, or other employment specifically approved by the Committee, shall not be considered to be an activity which is competitive with any activity of the Corporation or any subsidiary) and from otherwise acting, either prior to or after termination of employment, in any manner inimical or in any way contrary to the best interests of the Corporation, and (C) the employee furnish to the Corporation such information with respect to the satisfaction of the foregoing conditions precedent as the Committee shall reasonably request. Except as otherwise provided under (iii) below, the failure by any employee to satisfy such conditions precedent shall result in the immediate cancellation of any unvested or unpaid portion of any Unit Grant previously made to such employee and all Units still covered by such Unit Grant, and such employee shall not be entitled to receive any consideration in respect of such cancellation. (ii) If any employee is dismissed involuntarily or quits employment without the prior written consent of the Corporation, the unvested or unpaid portion of any Unit Grant previously made to such employee, and all Units still covered thereby shall be canceled as of the date of such termination of employment, and such employee shall not be entitled to receive any consideration in respect of such cancellation. (iii) Upon termination of an employee’s employment for any reason other than as described in (ii) above, the Committee may, but shall not in any case be required to, waive the condition precedent relating to the continued rendering of services in respect of all or any specified percentage of the unvested portion of any Unit Grant, as the Committee in its discretion shall determine. To the extent such condition precedent is waived, the Committee may, in its discretion, accelerate the vesting of all or any specified percentage of the unvested portion of any Unit Grant. (iv) For purposes of this Plan, a qualifying leave of absence, determined in accordance with procedures established by the Committee, shall not constitute a termination of employment, except that a Unit Grant shall not vest during a leave of absence granted an employee for civilian, local, state, provincial, or federal government service.
     6(e). With respect to any dividend or other distribution on any Corresponding Shares, the Committee may, in its discretion, authorize current or deferred payments (payable in cash or stock or a combination thereof, as determined by the Committee) or appropriate adjustments to outstanding Unit Grants to reflect such dividend or distribution.

     6(f). (i) Upon vesting of all or any portion of a Unit Grant, the percentage of the Unit Grant then vesting will be applied to the total number of Units then covered by such Unit Grant, and the proportionate number of Units so computed, disregarding fractional Units, will be paid to such Participant in the form of the respective Corresponding Shares of General Motors Common Stock, or in cash based on the fair market value of the Corresponding Shares on the vesting date, or partly in cash and partly in the applicable Corresponding Shares of General Motors stock as the Committee in its sole discretion shall determine. Such stock, or the related cash payment, will be delivered, in accordance with procedures to be established by the Committee, and upon satisfaction of the applicable withholding requirements, as soon as practicable after such vesting date, but not later than two and one-half months after the end of the calendar year in which vesting occurs. (ii) In the discretion of, and in accordance with procedures to be established by the Committee, Corresponding Shares up to the statutory minimum, or cash of equivalent value, may be designated for, and delivered to, the Corporation in satisfaction of any federal, state and/or local withholding taxes applicable to the payment of Units.
     6(g). Unless otherwise determined by the Committee, no holder of a Unit Grant shall have any rights to dividends (other than as provided in paragraph 6(e) above) or other rights of a stockholder with respect to Units and Corresponding Shares relating to such Unit Grant prior to the delivery of such Corresponding Shares pursuant to the vesting of such Unit Grant.
     6(h). Unless otherwise determined by the Committee, with the exception of transfer by will or the laws of descent and distribution or as otherwise provided in paragraph 7, no Unit Grant shall be assignable or transferable and, during the lifetime of the grantee thereof, any payment in respect of such Unit Grant shall be made only to such grantee.
     7. An employee holding an option or Unit Grant under this Plan may make a written designation of beneficiary or beneficiaries on a form prescribed by and filed with the Secretary of the Committee. Such beneficiary or beneficiaries or, if no such designation of any beneficiary or beneficiaries has been made, the employee’s legal representative(s) or such other person(s) entitled thereto as determined by a court of competent jurisdiction, (i) may exercise, in accordance with and subject to the provisions of paragraph 5, any unterminated and unexpired option granted to such employee and (ii) receive payment, in accordance with and subject to the provisions of paragraph 6, pursuant to the vesting of all or any portion of a Unit Grant. A designation of beneficiary may be replaced by a new designation or may be revoked by the employee at any time.
     8. The shares to be delivered upon exercise of an option or vesting of a Unit Grant shall be made available, at the discretion of the Board of Directors or a Committee of the Board of Directors as designated by the Board, either from authorized but previously unissued shares or from shares reacquired by the Corporation, including shares purchased in the open market. If shares are purchased in the open market for delivery upon the exercise of an option or vesting of a Unit Grant, they shall be held in a treasury account specifically designated for such awards.
     9. If the Corporation acquires an entity which has issued and outstanding stock options or other rights, the Corporation may substitute an appropriate number of stock options or Units under this Plan for options or rights of such entity, including options to acquire stock at less than 100% of the fair market price of the stock at the time of grant, as determined by the Committee in its sole discretion and such awards will not count against this Plan reserve of available shares.
     10. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, extraordinary cash dividend, or other change in Corporate structure affecting General Motors Common Stock the Committee shall make such adjustments in the aggregate number of shares which may be delivered under this Plan, the individual award maximums, number, and option price of shares subject to outstanding options and the number of shares subject to Units granted under this Plan (provided the number of shares subject to any award shall always be a whole number), as may be determined to be appropriate by the Committee in order to prevent unintended enhancement or diminution of the benefit intended to be provided under this Plan.
     11. To the extent determined by the Committee, any subsidiary may, without regard to the limitations under this Plan, have a separate incentive plan or program. The Committee shall have exclusive jurisdiction and sole discretion to approve or disapprove any such plan or program and, from time to time, to amend, modify, or suspend any such plan or program. Individuals eligible for grants under any such plan or program shall not be considered employees eligible for grants under this Plan, unless otherwise determined by the Committee. No provision of any such plan or program shall be included in or considered a part of this Plan, and any awards made under any such plan or program shall not be charged against the aggregate number of shares of stock available for grant under this Plan, unless otherwise determined by the Committee.
     12. The expenses of administering this Plan shall be borne by the Corporation.
     13. Full power and authority to construe and interpret this Plan shall be vested in the Committee. To the extent determined by the Committee, administration of this Plan, including, but not limited to (a) the selection of employees for participation in this Plan and (b) the grant amounts and the vesting schedules for options and RSUs, may be delegated to the Chief Executive Officer; provided, however, the Committee shall not delegate to the Chief Executive Officer any powers, determinations, or responsibilities with respect to executive officers of the Corporation. The instruments evidencing options and RSUs and documentation with respect to the exercise of options and payment of RSUs, if any, shall be in such form, consistent with this Plan, as may be determined by the Committee. Any person who accepts any award hereunder agrees to accept as final, conclusive, and binding all determinations of the Committee and the Chief Executive Officer. The Committee shall have the right, in the case of participants not employed in the United States, to vary from the provisions of this Plan in order to preserve the incentive features of this Plan.
     14.(a) Upon the effective date of any Change in Control of the Corporation as defined in this paragraph all outstanding stock options granted prior to January 1, 2007, under this Plan shall vest, and all outstanding Unit Grants shall vest on a pro rata basis based on the number of days in the vesting period occurring prior to the Change in Control. Such prorated Unit Grants shall be paid as if the vesting period had ended on the date of Change In Control.
     14.(b) For options or awards granted after January 1, 2007, upon the occurrence of a Change in Control and the termination of the employment of an employee within three years thereafter (i) by the Corporation other than for gross negligence or deliberate misconduct which demonstrably harms the Corporation or (ii) by the participant for Good Reason, all outstanding options and RSU grants under this Plan shall vest on a pro rata basis based on the number of days in the vesting period occurring prior to the Change in Control. Such prorated Unit Grants shall be paid as if the vesting period had terminated as of the date of Change in Control.
     14.(c) A “Change in Control”, “Good Reason”, “Employer”, “Notice of Termination”, “Person”, and “Subsidiary” shall have the same meanings as those contained in the General Motors 2002 Annual Incentive Plan, as amended December 4, 2006.
     15. If the implementation of any of the foregoing provisions of this Plan would cause an employee to incur adverse tax consequences under Section 409A of the Code, the implementation of such provision shall be delayed until, or otherwise modified to occur on, the first date on which such implementation would not cause adverse tax consequences under Section 409A.
     16. Notwithstanding anything in this Plan to the contrary, any award of cash, stock, stock options (or otherwise) made to a Participant under this Plan on or after January 1, 2007 or any unvested award previously granted is subject to being called for repayment to the Corporation in any situation where the Board of Directors or a committee thereof determines that fraud, negligence, or intentional misconduct by the Participant was a significant contributing factor to the Corporation having to restate all or a portion of its financial statement(s). The determination regarding employee conduct and repayment under this provision shall be within the sole discretion of the Committee and shall be final and binding on the Participant and the Corporation.
    17. The Committee, in its sole discretion, may, at any time, amend, modify, suspend, or terminate this Plan provided that no such action without the approval of the stockholders shall increase the maximum number of shares for which, or with respect to which, options or restricted stock units may be granted to employees under this Plan (except as permitted by paragraph 10), or permit the granting of options under this Plan with an option price of less than 100% of the fair market value of the applicable class of stock at the time the options are granted (except as permitted in paragraphs 9 and 10 of this Plan), or permit re-pricing of outstanding stock options (except as otherwise permitted by paragraphs 9 and 10 of this Plan), or permit exercise of the options unless full payment is made at the time of exercise, or, except as contemplated by the Plan, extend the period during which options may be exercised, or render any member of the Executive Compensation Committee or the Audit Committee, or any director who is not an employee, eligible to be granted an option or Unit, or grant any option or Unit under this Plan after May 31, 2007.
    18. Every right of action by, or on behalf of, the Corporation or by any stockholder against any past, present, or future member of the Board of Directors, officer, or employee of the Corporation or its subsidiaries arising out of or in connection with this Plan shall, irrespective of the place where action may be brought and irrespective of the place of residence of any such director, officer, or employee, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises. Any and all right of action by any employee (past, present, or future) against the Corporation arising out of or in connection with this

Plan shall, irrespective of the place where an action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises. This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware and construed accordingly.
    19. This Plan shall be effective on June 4, 2002, if approved by the stockholders of the Corporation at the 2002 annual meeting.